UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2024

NCR VOYIX CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number 001-00395

Maryland	31-0387920
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

864 Spring Street NW

Atlanta, GA 30308

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (800) 225-5627

NCR Corporation

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VYX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 12, 2024, the Board of Directors of NCR Voyix Corporation (the “Company”) appointed Anthony Radesca Senior Vice President & Chief Accounting Officer of the Company, effective May 14, 2024. On May 14, 2024, Kelly Moyer ceased serving as the Company’s Chief Accounting Officer. As further described below, Ms. Moyer will remain an employee of the Company through August 31, 2024, to assist with the transition of her prior duties.

Mr. Radesca, age 54, served as Senior Vice President, Chief Accounting Officer of EVO Payments, Inc. from February 2019 to March 2023. Prior to that, Mr. Radesca served as Senior Vice President, Chief Accounting Officer of CA Technologies, Inc. from June 2016 to February 2019. Prior to that, he served as Vice President of Accounting of CA Technologies. Mr. Radesca also provided consulting services to the Company prior to his appointment as Senior Vice President & Chief Accounting Officer from March 2024 to May 2024. Mr. Radesca holds a B.B.A. in Public Accounting from Hofstra University and a J.D. from St. John’s University School of Law. Mr. Radesca is a Certified Public Accountant.

Radesca Offer Letter

In connection with his appointment as Senior Vice President & Chief Accounting Officer, pursuant to the terms of an offer letter dated May 13, 2024, between Mr. Radesca and the Company (the “Offer Letter”), Mr. Radesca will receive an annual base salary of $400,000 and will be eligible to participate in the Company’s Management Incentive Plan with a 60% target bonus and the Company’s Long-Term Incentive Equity Award Program with a target incentive award of $420,000 for 2025, comprised of grants of the same type and in similar proportion as are awarded to other senior executives of the Company. Pursuant to the Offer Letter, Mr. Radesca will also be granted a one-time equity award consisting of time-based restricted stock units with a grant date value of $420,000 that will vest ratably on an annual basis over three years from the grant date, subject to Mr. Radesca’s continued employment with the Company. Mr. Radesca will also be eligible to participate in certain Company-sponsored benefits, such as health insurance plans and other disability and life insurance plans.

In addition to the Offer Letter, Mr. Radesca will participate in the Company’s Executive Severance Plan, which was filed with the U.S. Securities and Exchange Commission (the “SEC”) as Exhibit 10.1.3 to the Company’s Annual Report on Form 10-K filed on March 14, 2024.

The foregoing summary of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2024.

There are no arrangements or understandings between Mr. Radesca and any other person pursuant to which Mr. Radesca was appointed as Senior Vice President & Chief Accounting Officer and there are no family relationships between Mr. Radesca and any director or other executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Moyer Separation

Ms. Moyer ceased serving as the Company’s Chief Accounting Officer on May 13, 2024, but has agreed to remain an employee of the Company until August 31, 2024, to assist with the transition of her prior duties. During the transition, Ms. Moyer’s compensation and participation in the Company’s benefit plans, programs and equity award plans will continue, in each case as in effect immediately prior to the Effective Date.

Ms. Moyer’s separation will be treated as a qualifying termination without cause consistent with the Company’s Executive Severance Plan which was filed with the SEC as Exhibit 10.1.3 to the Company’s Annual Report on Form 10-K filed on March 14, 2024, and the award agreements governing her outstanding equity awards. These severance benefits are consistent with those described under the heading “Compensation Discussion and Analysis - Potential Payments Upon Termination or Change in Control Table” in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on April 17, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCR Voyix Corporation

By:	/s/ Kelli E. Sterrett
Kelli E. Sterrett
Executive Vice President, General Counsel and Secretary

Date: May 14, 2024